Exhibit 99

Winton Financial Corporation’s Board
Authorizes Stock Repurchase Program
PRESS RELEASE

FOR IMMEDIATE RELEASE
April 18, 2003

Winton Financial Corporation (“WFC”), the holding company for The Winton Savings and Loan Co. (“Winton”), announced today that the Board of Directors of WFC has authorized a repurchase program in which up to 5% of its outstanding common shares may periodically be repurchased in the open market during the next twelve months. The repurchase program announced today follows a 12-month repurchase program commenced on April 19, 2002.

The decisions whether to purchase shares, the number of shares to be purchased and the price to be paid will depend upon prevailing market prices, the availability of shares, and any other considerations that may, in the opinion of the Board of Directors or management, affect the advisability of purchasing WFC shares. Repurchases will be funded by current working capital, dividends periodically paid by Winton to WFC and/or by WFC borrowings.

WFC has 4,500,554 shares outstanding. WFC’s shares are traded on the American Stock Exchange under the symbol “WFI.”

FOR INFORMATION, CONTACT:

Robert L. Bollin
President and Chief Executive Officer
or
Gregory P. Niesen, Treasurer/Secretary
Investor Relations Officer
Winton Financial Corporation
5511 Cheviot Road
Cincinnati, Ohio 45247
513-385-3880